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                                                                     Exhibit 3.6

                                    BY-LAWS

                                       OF

                          WERNER HOLDING CO. (PA), INC.


                                *** ARTICLE I ***

                                  SHAREHOLDERS

Section 1 - Annual Meeting

         The annual meeting of the shareholders of the corporation for the election of directors, consideration of reports to be presented before such meeting and the transaction of such other business as may properly come before the meeting shall be held at the registered office of the corporation, or at such other place or places within or without the Commonwealth of Pennsylvania as the board of directors of the corporation may designate, on such date and at the time fixed by the board of directors.

Section 2 - Financial Report to Shareholders

         The directors shall cause to be sent to the shareholders, within one hundred twenty (120) days after the close of the fiscal year of the corporation, financial statements which shall include a balance sheet as of the close of such year, together with statements of income and surplus for such year, prepared so as to present fairly its financial condition and the results of its operations.

Section 3 - Special Meetings

         Special meetings of the shareholders may be called at any time by the president, the board of directors or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary to fix the date of the meeting, to be held not more than sixty (60) days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 4 - Notices of Meetings

          Except as otherwise expressly required by law, written notice of each meeting of the shareholders shall be given by, or at the direction of, the person or persons authorized to call such meeting to each shareholder of record entitled to vote at such meeting at least five (5) days prior to the day named for such meeting.

Section 5 - Quorum

         At all meetings of the shareholders the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter.



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WERNER HOLDING CO. (PA), INC.                                     APRIL 29, 2003
BY-LAWS                                                              PAGE 2 OF 8



Section 6 - Action by Written Consent

         Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting upon the consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon were present and voting. Each such consent shall be filed with the secretary.

                               *** ARTICLE II ***

                               BOARD OF DIRECTORS

Section 1 - Number and Qualifications

         The business and affairs of the corporation shall be managed by a board of directors, consisting of not less than three nor more than twelve members, who shall be elected at the annual meeting of the shareholders for a term ending with the next annual meeting of shareholders and shall hold office until their successors are elected and qualified. The directors need not be shareholders of the corporation.

Section 2 - Chairman of the Board

         The board of directors shall elect the Chairman of the Board. The Chairman when present shall preside at all meetings of the shareholders and the board of directors.

Section 3 - Election of Officers

         The board of directors shall meet and elect and fix the compensation of the officers of the corporation who shall hold office for a term ending with the first meeting of the board of directors following the next annual meeting of shareholders and until their successors are elected and qualify.

Section 4 - Regular Meetings

         The first regular meeting of the board of directors shall be held each year following the shareholder's meeting at which the directors are elected. Other regular meetings of the board of directors shall be held at such time and place as may be fixed by the board.

Section 5 - Special Meetings

         (a) Special meetings of the board of directors may be called at any time by the president and shall be called by the president on the written request of a majority of the directors then in office. The secretary shall give notice of each special meeting by mailing written notice thereof to each director at least five days prior to the day named for the meeting.

         (b) One or more directors may participate in a meeting of the board of directors or of a committee of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.



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WERNER HOLDING CO. (PA), INC.                                     APRIL 29, 2003
BY-LAWS                                                              PAGE 3 OF 8



Section 6 - Quorum

         A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the board of directors.

Section 7 - Removal

         The board of directors may at any time declare vacant the office of a director who is unable to function as a director because of illness or for any other reason. Vacancies in the board of directors shall be filled by a majority of the remaining members of the board though less than a quorum and each person so elected shall be a director until his successor is elected by the shareholders.

Section 8 - Committees

         The board of directors may create an executive committee, or any other committee, and may delegate to such committee or committees such authority as the board of directors may determine, to the extent permitted by law.

Section 9 - Powers

         The board of directors shall manage the business and affairs of the corporation. In addition to the powers and authority by these By-laws expressly conferred upon them, the board of directors may exercise all such powers and do all such lawful acts and things as are not by statute, by these By-laws or by its Articles of Incorporation directed or required to be exercised or done by the shareholders.

                               *** ARTICLE III ***

                                    OFFICERS

Section 1 - Number and Election

         The officers of the corporation shall consist of the president, chief executive officer, one or more vice presidents, the secretary and one or more assistant secretaries and the treasurer and one or more assistant treasurers, all of whom shall be elected by the board of directors and shall at all times be subject to the direction and control of the board of directors.

Section 2 - Powers and Duties

         The officers of the corporation shall each have such powers and duties as generally pertain to their respective offices and such further powers and duties as from time to time may be conferred upon them by the board of directors.



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WERNER HOLDING CO. (PA), INC.                                     APRIL 29, 2003
BY-LAWS                                                              PAGE 4 OF 8



Section 3 - Absence or Inability to Act

         In the case of absence or inability to act of any officer of the corporation, or of any person authorized to act in his place, the board of directors may from time to time delegate the powers or duties of such officer to any other officer, any director or any other person whom it may select.

Section 4 - Salaries

         The salaries of officers of the corporation elected by the board of directors shall be fixed by the board of directors.

Section 5 - Vacancies

         The board of directors shall have power to fill any vacancies in any office occurring for whatever reason.

Section 6 - Bonds

         Any officer may be required by the board of directors to give bond for the faithful discharge of his duties in such sum, with such surety or sureties and of such character as the board may from time to time prescribe.

Section 7 - Removal

         Any officer elected by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby.

                               *** ARTICLE IV ***

                              CERTIFICATES OF STOCK

Section 1 - Form

         Certificates for shares shall bear the signatures of the president or a vice president and the secretary or an assistant secretary and shall contain such statements as are required by law or by these By-laws and shall otherwise be in such form as the board of directors may from time to time determine or approve.

Section 2 - Transfers

         Shares shall be transferable on the books of the corporation by the holders thereof, in person or by duly authorized attorney, upon surrender and cancellation, for certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto and with such proof of the authenticity of the signatures as the corporation or its agents may reasonably require.



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WERNER HOLDING CO. (PA), INC.                                     APRIL 29, 2003
BY-LAWS                                                              PAGE 5 OF 8



Section 3 - Lost Certificates

         No certificate for shares shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon the production of such evidence of the loss, theft or destruction and upon indemnification of the corporation and its agents to such extent and in such manner as the board of directors may from time to time prescribe or require.

                                *** ARTICLE V ***

                                  MISCELLANEOUS

Section 1 - Dividends

         Subject to any restrictions contained in the Articles of Incorporation and any restrictions imposed by statute, the board of directors may declare and pay dividends only out of unreserved and unrestricted earned surplus of the corporation.

Section 2 - Negotiable Instruments

         All checks, drafts, bills of exchange, notes, acceptances, obligations and other instruments for the payment of money shall be signed in the name of the corporation by such officer or officers or person or persons as the board of directors may from time to time authorize.

Section 3 - Contracts

         The board of directors may authorize any officer or officers or agent or agents to enter into or execute and deliver in the name and on behalf of the corporation any and all deeds, bonds, mortgages, contracts and other obligations or instruments.

Section 4 - Corporate Seal

         The seal of the corporation shall be in such form as the board of directors may designate or approve.

Section 5 - Fiscal Year

         The fiscal year of the corporation shall end on the 31st day of December of each year or such other twelve consecutive months as the board of directors may by resolution designate.

                               *** ARTICLE VI ***

                                 INDEMNIFICATION

         Personal liability of directors and indemnification of, and advancement of expenses to directors, officers and others shall be governed by the following provisions:



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WERNER HOLDING CO. (PA), INC.                                     APRIL 29, 2003
BY-LAWS                                                              PAGE 6 OF 8



Section 1 - Personal Liability of Directors

         (a) To the fullest extent that the laws of the Commonwealth of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any actions, as a director.

         (b) This Section 1 shall not apply to any actions filed prior to January 27, 1987, nor to any breach of performance of duty or any failure of performance of duty by any director of the corporation occurring prior to January 27, 1987. The provisions of this Section shall be deemed to be a contract with each director of the corporation who serves as such at any time while this Section is in effect and each such director shall be deemed to be so serving in reliance on the provisions of this Section. Any amendment or repeal of this Section or adoption of any other By-law or other provision of the Articles of the corporation which has the effect of increasing director liability shall operate prospectively only and shall not affect any action taken, or any failure to act, prior to the adoption of such amendment, repeal, other By-law or other provision.

Section 2 - Indemnification of, and Advancement of Expenses to, Directors,
            Officers and Others

         (a) Right to Indemnification. Except as prohibited by law, every director and officer of the corporation shall be entitled as of right to be indemnified by the corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the corporation or otherwise, in which he or she may be involved in any manner, as a party witness or otherwise, or is threatened to be made so involved, by reason of such person being or having been a director or officer of the corporation or of a subsidiary of the corporation or by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, employee, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other entity (such claim, action, suit or proceeding hereinafter being referred to as "Action"); provided, that no such right of indemnification shall exist with respect to an Action initiated by an indemnitee (as hereinafter defined) against the corporation (an "Indemnitee Action") except as provided in the last sentence of this Subsection (a). Persons who are not directors or officers of the corporation may be similarly indemnified in respect of service to the corporation or to another such entity at the request of the corporation to the extent the board of directors at any time denominates any of such persons as entitled to the benefits of this Section. As used in this
Section 2, "indemnitee" shall include each director and officer of the corporation and each other person denominated by the board of directors as entitled to the benefits of this Section 2, "expenses" shall include fees and expenses of counsel selected by an indemnitee and "liability" shall include amounts of judgments, excise taxes, fines, penalties and amounts paid in settlement.

An indemnitee shall be entitled to be indemnified pursuant to this Subsection
(a) for expenses incurred in connection with any Indemnitee Action only (i) if the indemnitee is successful, as provided in Subsection (c) of this Section 2,
(ii) if the indemnitee is successful in whole or in part in another Indemnitee Action for which expenses are claimed or (iii) if the indemnification for expenses is included in a settlement of, or is awarded by a court in, such other Indemnitee Action.

         (b) Right to Advancement of Expenses. Every indemnitee shall be entitled as of right to have his or her expenses in defending any Action, or in initiating and pursuing any Indemnitee Action for indemnity or advancement of expenses under Subsection (c) of this Section 2, paid in advance by the corporation prior to

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WERNER HOLDING CO. (PA), INC.                                     APRIL 29, 2003
BY-LAWS                                                              PAGE 7 OF 8



         final disposition of such Action or Indemnitee Action, provided that the corporation receives a written undertaking by or on behalf of the indemnitee to repay the amount advanced if it should ultimately be determined that the indemnitee is not entitled to be indemnified for such expenses.

         (c) Right of Indemnitee to Initiate Action. If a written claim under Subsection (a) or Subsection (b) of this Section 2 is not paid in full by the corporation within thirty days after such claim has been received by the corporation, the indemnitee may at any time thereafter initiate an Indemnitee Action to recover the unpaid amount of the claim and, if successful in whole or in part, the indemnitee shall also be entitled to be paid the expense of prosecuting such Indemnitee Action. The only defense to any Indemnitee Action to recover a claim for indemnification under Subsection (a) of this Section 2 shall be that the indemnitee's conduct was such that under Pennsylvania law the corporation is prohibited from indemnifying the indemnitee for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel and its shareholders) to have made a determination prior to the commencement of such Indemnitee Action that indemnification of the indemnitee is proper in the circumstances, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law, shall be a defense to such Indemnitee Action or create a presumption that the indemnitee's conduct was such that indemnification is prohibited by Pennsylvania law. The only defense to an Indemnitee Action to recover a claim for advancement of expenses under Subsection (b) of this Section 2 shall be the indemnitee's failure to provide the undertaking required by Subsection (b) of this Section 2.

         (d) Insurance and Funding. The corporation may purchase and maintain insurance to protect itself and any person eligible to be indemnified hereunder against any liability or expense asserted or incurred by such person in connection with any Action, whether or not the corporation would have the power to indemnify such person against such liability or expense by law or under the provisions of this Section 2. The corporation may create a trust fund, grant a security interest, cause a letter of credit to be issued or use other means (whether or not similar to the foregoing) to ensure the payment of such sums as may become necessary to effect indemnification as provided herein.

         (e) Non-Exclusivity; Nature and Extent of Rights. The rights to indemnification and advancement of expenses provided for in this Section 2 shall
(i) not be deemed exclusive of any other rights, whether now existing or hereafter created, to which any indemnitee may be entitled under any agreement or by-law, charter provision, vote of shareholders or directors or otherwise,
(ii) be deemed to create contractual rights in favor of each indemnitee who serves the corporation at any time while this Section 2 is in effect (and each such indemnitee shall be deemed to be so serving in reliance on the provisions of this Section), (iii) continue as to each indemnitee who has ceased to have the status pursuant to which he or she was entitled or was denominated as entitled to indemnification under this Section 2 and shall inure to the benefit of the heirs and legal representatives of each indemnitee and (iv) be applicable to Actions commenced after January 27, 1987, whether arising from acts or omissions occurring before or after January 27, 1987. Any amendment or repeal of this Section 2 or adoption of any other By-law or other provision of the Articles of the corporation which limits in any way the right to indemnification or the right to advancement of expenses provided for in this Section 2 shall operate prospectively only and shall not affect any action taken, or failure to act, by an indemnitee prior to the adoption of such amendment, repeal, other By-law or other provision.

         (f) Partial Indemnity. If an indemnitee is entitled under any provision of this Section 2 to indemnification by the corporation for some or a portion of the expenses or a liability paid or incurred by the indemnitee in the preparation, investigation, defense, appeal or settlement of any Action or Indemnitee Action


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WERNER HOLDING CO. (PA), INC.                                     APRIL 29, 2003
BY-LAWS                                                              PAGE 8 OF 8



but not, however, for the total amount thereof, the corporation shall indemnify the indemnitee for the portion of such expenses or liability to which the indemnitee is entitled.

         (g) Applicability of Section. This Section 2 shall apply to every Action other than an Action filed prior to January 27, 1987, except that it shall not apply to the extent that Pennsylvania law does not permit its application to any breach of performance of duty or any failure of performance of duty by an indemnitee occurring prior to January 27, 1987.

                               *** ARTICLE VII ***

                                   AMENDMENTS

         To the extent permitted by law, these By-laws may be amended, altered, repealed or added to at any regular or special meeting duly convened after notice to the directors or shareholders of that purpose and the powers hereby conferred shall be exercised by a majority vote of the members of the board of directors or by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, as the case may be.

PLEASE NOTE

         Article VI of the By-laws of the corporation was deleted and a new
Article VI of the By-laws of the corporation reading as set forth below was adopted: provided, however, that to the extent only that Section 8367 of the Directors' Liability Act (Act No. 145 of the Pennsylvania General Assembly approved November 28, 1986, effective January 27, 1987) does not permit new
Article VI to apply to any breach of performance of duty or any failure of performance of duty by a director, officer or other person occurring prior to January 27, 1987, the provisions of the former Article VI of the By-laws of the corporation shall continue to apply to such matters.

                             *** OLD ARTICLE VI ***

                                 INDEMNIFICATION

         Directors, officers and employees of the corporation shall be indemnified as of right to the fullest extent now or hereafter permitted by law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the corporation or otherwise) arising out of their service to the corporation or to another organization at the corporation's request. The corporation may maintain insurance to protect itself and any such director, officer or employee against any liability, cost or expense incurred in connection with any such action, suit or proceeding, whether or not the corporation would have the power to indemnify such director, officer or employee against such liability, cost or expense by law or under the provisions of this Article. The provisions of this Article shall be applicable to actions, suits or proceedings commenced after the adoption hereof, whether arising from acts or omissions occurring before or after the adoption hereof, and to persons who have ceased to be directors, officers, or employees and shall inure to the benefit of the heirs, executors and administrators of persons entitled to indemnity or indemnified hereunder.

********************************************************************************

THESE BY-LAWS WERE AMENDED AND RESTATED AT A MEETING OF THE BOARD OF DIRECTORS ON 6/7/82, AMENDED (ART. VI) BY THE DIRECTORS ON 6/6/84, AMENDED (ART. VI) BY THE SHAREHOLDERS ON 3/27/87, AMENDED AND RESTATED AT THE ANNUAL MEETING OF THE SHAREHOLDERS ON MARCH 22, 1994 BY ADDING SECTION 4 TO ARTICLE IV, AMENDED AND RESTATED AT THE ANNUAL MEETING OF THE BOARD OF DIRECTORS ON MARCH 11, 1997 (REVISIONS TO ARTICLES II AND III), AMENDED AND RESTATED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS DATED AS OF MARCH 1, 1999 (REVISIONS TO ARTICLES I, II, IV AND VII) AND AMENDED AND RESTATED AT A SPECIAL MEETING OF THE SHAREHOLDERS ON MAY 9, 2002 (REVISIONS TO ARTICLE II, SECTION 1) AND AMENDED BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS ON APRIL 29, 2003 BY ADDING
SECTION 6 TO ARTICLE I.

********************************************************************************



                                     BY-LAWS

                                       OF

                          WERNER HOLDING CO. (PA), INC.